Exhibit 99.1

Ekso Bionics Announces Appointment of Bill Shaw as Chief Commercial Officer

RICHMOND, Calif., May 6, 2019 - Ekso Bionics Holdings, Inc. (Nasdaq: EKSO) (the “Company”), an industry leader in exoskeleton technology for medical and industrial use, today announced the appointment of Bill Shaw as Chief Commercial Officer, with a start date of May 6, 2019. Mr. Shaw will be responsible for overseeing Ekso Bionics’ global commercialization strategy and will focus on accelerating adoption of the Company’s medical technologies.

Mr. Shaw brings more than 15 years of medical device sales and leadership experience to Ekso Bionics. Most recently, Mr. Shaw served as Global Vice President of Robotic Surgery at Zimmer Biomet. His previous experience includes sales and leadership positions at Fortune 500 companies such as Johnson & Johnson, Intuitive Surgical and Salesforce.com, as well as several MedTech startups. In these roles, Mr. Shaw demonstrated increasing levels of management and strategic influence. Mr. Shaw graduated from The Ohio State University with a Bachelor of Science.

Jack Peurach, Ekso Bionics’ Chief Executive Officer, commented, “We are excited to welcome Bill as our new Chief Commercial Officer. His leadership roles and experience in the global robotics industry, supported by a history of sales expertise in various segments of the MedTech industry, make him an ideal fit to drive Ekso Bionics’ commercial strategy, which is gaining traction throughout our target markets. We believe that our value proposition is resonating with our customers, and we look forward to leveraging Bill’s industry knowledge and executional capabilities to grow and meet market demand for our innovative products and to drive value for all of Ekso Bionics’ stakeholders.”

Mr. Shaw stated, “I am thrilled to be joining Ekso Bionics to lead the commercial efforts in both existing and new markets.  Within the healthcare vertical, seeing the clinical benefits of the technology and hearing the success stories from customers validates our focus on changing the standard of care.   I see multiple opportunities to accelerate Ekso Bionics’ revenue growth and profitability and look forward to working as part of the leadership team to continue to drive the traction of our innovation exoskeleton technologies and realize the commercial value.”

About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance, and mobility across medical and industrial applications. Founded in 2005, the Company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. The Company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and expectations of management for future operations, including plans, objectives and expectations relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, regulatory intervention resulting in the inability of the Company to execute its strategic plans and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Investor Contact:
David Carey
Lazar Partners Ltd.
212-867-1768

dcarey@lazarpartners.com

Media Contact:
Glenn Silver
Lazar Partners Ltd.
646-871-8485
gsilver@lazarpartners.com